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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             New York                                        11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)                  (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

         388 Greenwich Street,
          New York, New York                                    10013
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to general
Instruction A.(c), please check the         Instruction A.(d), please check the
following box.  |X|                         following box.   [ ]

Securities Act registration statement file number to which this form relates:
  333-55650
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
         -------------------                  --------------------------------

Principal-Protected Notes Linked to the           American Stock Exchange
Nasdaq-100 Index(R)Due 2007


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE








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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus, dated February 23, 2001 (Registration No. 333-55650) (the "Prospectus"), as supplemented by the information under the headings "Risk Factors" and "Description of the Notes" on pages S-3 through S-5 and S-7 through S-30, respectively, of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (the "Prospectus Supplement"), and under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages PS-2 through PS-12, PS-13 through PS-15 and PS-16 through PS-19, respectively, of the Registrant's related preliminary Pricing Supplement, Subject to Completion, dated November 19, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the final Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.    EXHIBITS.

         99 (A). Prospectus, dated February 23, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated February 27, 2001).

         99 (B). Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated March 2, 2001).

         99 (C). Preliminary Pricing Supplement describing the
Principal-Protected Notes Linked to the Nasdaq-100 Index Due 2007, Subject to Completion, dated November 19, 2002 (incorporated by reference to the Registrant's filing under Rule 424(b)(2), dated November 20, 2002).

         99 (D). Form of Note (incorporated by reference to Exhibit 4(aa) to the Registrant's Registration Statement No. 333-55650).

         99 (E). Senior Debt Indenture between the Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to
Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996), a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997



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(incorporated by reference to Exhibit 4(l) to the Registrant's Registration
Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-38931).

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Salomon Smith Barney Holdings Inc.
                                                    (REGISTRANT)



Date:  November 21, 2002             By: /S/ MARK I. KLEINMAN
                                         --------------------
                                         Name:    Mark I. Kleinman
                                         Title:   Executive Vice President and
                                                  Treasurer








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                                INDEX TO EXHIBITS

         EXHIBIT NO.                                      EXHIBIT

         99 (A). Prospectus, dated February 23, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)
                        (5) dated February 27, 2001).

         99 (B). Prospectus Supplement relating to Medium-Term Notes, Series K and Series L, dated March 1, 2001 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated March 2, 2001).

         99 (C). Preliminary Pricing Supplement describing the Principal-Protected Notes Linked to the Nasdaq-100 Index Due 2007, Subject to Completion, dated November 19, 2002 (incorporated by reference to the Registrant's filing under Rule 424(b)(2), dated November 20, 2002).
         99 (D).        Form of Note (incorporated by reference to
                        Exhibit 4(aa) to the Registrant's Registration Statement No. 333-55650).

         99  (E).       Senior Debt Indenture between the
                        Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to
                        Exhibit 8 to the Registrant's Current Report on Form
                        8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September
                        7, 1990 (incorporated by reference to Exhibit
                        4(b) to the Registrant's Registration Statement
                        No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to Exhibit 4(c) to the Registrant's Registration
                        Statement No. 33-41209), a Third Supplemental
                        Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's
                        Registration Statement No. 33-49136), a Fourth
                        Supplemental Indenture, dated as of October 29, 1992
                        (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December
                        14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No.
                        33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration
                        Statement No. 333-01807), a Seventh Supplemental
                        Indenture, dated as of February 1, 1996
                        (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8,
                        1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April
                        29, 1996), a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form
                        8-K dated November 20, 1996), a Tenth Supplemental
                        Indenture, dated as of November 28, 1997
                        (incorporated by reference to Exhibit 4(l) to the Registrant's Registration Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit
                        4(tt) to Post-Effective Amendment No. 1 to the
                        Registrant's Registration Statement No. 333-38931).